Exhibit 23(c)
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement of Global Specialty Metals, Inc. on Form S-8 of our report dated July 11, 2008, relating to the financial statements of Globe Metales S. A. (formerly Stein Ferroaleaciones S.A.C.I.F.yA.) as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, with their notes 1 to 17 and supplemental appendices I to VI, thereto (which report expresses an unqualified opinion and includes an explanatory paragraph stating that accounting principles generally accepted in Buenos Aires City, Argentina vary in certain significant respects from accounting principles generally accepted in the United States of America, and that the information relating to the nature and effect on such differences is presented in Notes 16 and 17 to the financial statements), appearing in the Registration Statement No. 333-160973 of Globe Specialty Metals, Inc. on Form S-1.
DELOITTE & Co.S.R.L.
/s/  Guillermo D. Cohen
Buenos Aires City, Argentina
Guillermo D. Cohen
(Partner)
October 8, 2009